Exhibit 10.28

                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective this 8th day of April, 1997, by and between DAKOTAH, INCORPORATED, a South Dakota corporation ("Company"), and WILLIAM RETTERATH ("Employee").

                                    RECITALS:

     A. The Company desires to employ Employee in accordance with the terms of this Employment Agreement.

     B. The Company and Employee desire to enter into this Employment Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the parties agree as follows:

      1. Nature and Capacity of Employment. The Company hereby agrees to employ Employee pursuant to the terms of this Agreement. Employee agrees to perform, or to hold himself available to perform, on a full-time basis, any reasonable functions prescribed by his superior or the Executive Committee of the Board of Directors. In addition, Employee's duties shall include the following:

      (a) Participation in the Senior Management Group at Dakotah. The Senior Management Group includes the CEO, President, CFO, VP-National Sales, VP-Corporate Sales and Manufacturing Manager.

      (b) Responsible, in concert with the CEO, for the day-to-day coordination of Sales and Manufacturing functions of the company with the Finance functions.

      (c) Responsible, in concert with the CEO, for the day-to-day implementation of the Strategic Plan and Budget.

      (d) Responsible for all Financial functions including, but not limited to, financial accounting, financial and capital management, cost accounting, internal auditing, Securities and Exchange Commission reporting and compliance, banking relationships, most contractual relationships (ie: insurance) and other related responsibilities.


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      (e)    Responsible for coordinating with the CEO and Corporate Counsel on
             Trademark and Licensing activities.

      (f) Responsible for the Strategic Planning, Financial Projections and Budgeting Process.

      (g) Responsible for all Management Information Systems including the supervision of the MIS department and the conversion of Dakotah's Computer Software System.

      (h)    Responsible for the supervision of the Human Resource Department.

      (i) Responsible for the supervision of all general administrative support personnel.

      (j) Responsible for coordinating with Corporate Counsel on matters within his purview.

      (k) Responsible for coordinating with the CEO on banking and investor relations matters.

      (l) Responsible for assisting in the preparation of and participation in all Board of Director's Meetings.

      (m) Responsible for coordinating with the CEO on strategic opportunities.

      (n) Responsible for acting as Chair of corporate "War on Waste and Cost Reduction Team".

      (o) Responsible for coordinating a monthly meeting with Associates on operating performance of the company and their facility.

      (p) Responsible for assisting the CEO and Chairman of the Board in any manner deemed appropriate.

      2. Term of Employment. The term of this Agreement shall commence as of the date hereof and shall continue until:

      (a) the Company gives twelve (12) months written notice of its intent to non-renew this contract or
      (b) Employee gives thirty (30) days written notice of its intent to non-renew this contract.


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      3. Compensation; Executive Compensation Plan. During the first year of the
Term of this Agreement, the Company shall pay Employee an annual base salary ("Base Salary") of One Hundred Twenty-Five Thousand Dollars ($125,000.00), payable in equal semi-monthly installments. Employee shall also receive a $25,000.00 signing bonus in lieu of moving expenses, as well as a $25,000.00 Guaranteed Bonus payable on December 1, 1997. In addition, Employee shall be entitled to participate in the Dakotah Executive Discretionary Bonus Plan, as well as Dakotah's Standard Employee Benefit Plan.

      4. Employee Benefits.

      (a) Employee shall be entitled to participate in all retirement plans and all other employee benefits and policies of the Company so long as he is employed by the Company, and all payments or other benefits paid or payable to Employee under such employee benefit plan or program of the Company shall not be affected or modified by this Agreement and shall be in addition to the compensation payable to Employee from time to time under this Agreement; provided, Employee shall not be entitled to payments of Base Salary or bonuses while receiving disability payments under a Company disability plan.

      (b) The Company shall reimburse Employee for his actual and reasonable out-of-pocket expenses incurred in the performance of his duties in accordance with the policies of the Company in effect from time to time.

      5. Stock Options. Upon the date of this Agreement, Employee shall be granted an option ("Option") to purchase 100,000 shares of the Company's common stock ("Option Shares") pursuant to the Dakotah, Incorporated 1995 Stock Option Plan. The Option shall have an exercise price equal to the fair market value of such stock on the NASDAQ National Market System as of the close of such market on April 8, 1997, which was $2.6875. The Option shall vest on the following schedule:

      (a) On and after the effective date of this Agreement, the Option may be exercised for not in excess of twenty percent (20%) of the shares originally subject to the Option;

      (b) On or after January 1, 1998, the Option may be exercised for not in excess of forty percent (40%) of the shares originally subject to the Option;

      (c) On or after January 1, 1999, the Option may be exercised for not in excess of sixty percent (60%) of the shares originally subject to the Option;

      (d) On or after January 1, 2000, the Option may be exercised for not in excess of eighty percent (80%) of the shares originally subject to the Option;


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      (e)    On and after January 1, 2001, the Option may be exercised at any time and from time to time within its terms in whole or in part, but it shall not be exercisable after the seventh anniversary of the date hereof.

 The remaining terms and provisions of the Option shall be governed by the Dakotah, Incorporated 1995 Stock Option Plan and the Option actually issued.

      6. Undertakings of Employee. Employee agrees that he shall use best efforts to perform the functions of his employment in a professional manner consistent with executives in other businesses performing similar functions, and he shall spend his full working time and effort in performance of his duties with the Company so long as Employee is employed by the Company, and Employee will not, during the course of his employment by the Company, without prior written approval of the Board of Directors of the Company, become an employee, director, officer, agent, partner of or consultant to, or a stockholder of (except a stockholder of a public company in which Employee owns less than 5% of the issued and outstanding capital stock of such company) any company or other business entity which is a significant competitor, supplier or customer of the Company.

      7. Termination of Agreement. This Agreement and Employee's employment may be terminated prior to the expiration of the Term as follows:

      (a) Notwithstanding anything contained herein to the contrary, the Company, acting by and through its Board of Directors, shall have the right to immediately terminate this Agreement and thereby terminate the employment of Employee for "cause," which means: (i) criminal activity or dishonesty of Employee which is proven or admitted, (ii) acts of disloyalty to the Company during Employee's employment with the Company, including without limitation, repeated public or private disparagement of the Company, its products or condition, the disclosure of any of the Company's trade secrets to competitors, or the employment of Employee by a business entity directly competitive with the Company, or (iii) the failure of Employee to use his best efforts to perform the functions of his employment in a professional manner consistent with executives in other businesses performing similar functions (a bona fide disability shall not result in a failure to "use best efforts").

      (b) If the Board votes to terminate this Agreement and Employee's employment with the Company for "cause," notice stating the effective date of such termination shall be delivered to Employee, which date may be the date of the delivery of such notice. As of the effective date of such termination of Employee's employment by the Company, the Company shall be relieved of all further obligations and liabilities to Employee under this Agreement.


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      (c)    This Agreement, Employee's employment with the Company, and the
             Company's obligation to pay Employee his Base Salary and bonus, except for the Guaranteed Bonus, if any, and any earned but not paid Base Salary amounts, shall immediately terminate upon Employee's death.

      (d) If Employee voluntarily terminates his employment with the Company, the Company shall no longer be obligated to pay Employee his Base Salary or any bonus or other compensation provided for hereunder, with the exception of any Guaranteed Bonus or earned, but unpaid Base Salary.

      (e) If the Company terminates Employee's employment for any reason other than cause or death, the Company shall pay Employee a severance payment equal to his current annual Base Salary in effect as of the date of termination, provided that if such termination is the direct result of a change in control (as defined below), such severance payment shall be equal to his annual Base Salary in effect as of the date of termination, which payment may be made by the Company in twenty-four (24) semi-monthly installments.

      8. Confidentiality. Employee acknowledges that in the course of employment, Employee will acquire confidential information of a special and unique nature and value relating to Company's business. Such information shall be considered a trade secret owned by Company, which information shall include, but is not limited to, the names and addresses of customers and potential customers, records concerning customer contacts and customer purchases, the identity of customers' key employees, information concerning Company's systems, policies, methods of operation, procedures, manuals, pricing, sales strategies, sales methods, and all other non-public information acquired by Employee as a result of or during the course of employment. Employee agrees that all such information acquired during the course of employment, whether such information is communicated in written or verbal form and whether such information is kept in recorded or unrecorded form, constitute trade secrets of Company.

      Employee agrees that Employee shall not at any time or in any manner, either directly or indirectly, divulge or disclose Company's trade secrets to any other person or entity. In addition, Employee agrees that Employee shall not use such trade secrets in competition with Company or for the gain or benefit of Employee or any other person or company. It is expressly agreed and understood that the obligations of Employee under this paragraph shall survive the termination of the Agreement.

      Employee further agrees that, following termination of employment, Employee shall not remove or retain any document, copy of document or any other recording, in any type or form, relating to said trade secrets and, further, Employee shall not utilize or divulge said trade secrets to any other person or company, regardless of whether such knowledge or information is in recorded form or otherwise.


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      9. Non-Compete. Subject to the payment obligations described below, during the (i) Term of this Agreement, (ii) any period of Employee's employment with the Company after the Term of this Agreement, or (iii) the twelve (12) month period immediately following the termination of Employee's employment (whether such termination is during or after the Term of this Agreement), Employee shall not, directly or indirectly, on his own behalf or as a partner, employee, agent, director, or equity owner of any person, firm, corporation or otherwise, enter or engage in any business that is competitive with the Company's business within the continental United States ("Territory"), or, without limiting the generality of the foregoing, solicit or attempt to solicit within the Territory any customers or employees of the Company, or persons who were customers of the Company within the one (1) year period prior to Employee's termination of employment (whether such termination is during or after the Term of this Agreement), with the intent to provide such customers with goods or services which are competitive with those provided by the Company. The parties agree that the Company's market includes the continental United States and that limiting competition by Employee in the continental United States is a reasonable restriction. Notwithstanding the foregoing, in the event of a termination for any reason other than for "cause" as defined in Section 7(a), Employee shall be subject to the non-competition provision set forth in this Section 9 hereof, while the Company continues to pay Employee his current salary in effect as of the date of termination as provided in Section 7(e). In the event of a termination for "cause," as defined in Section 7(a), Employee shall be subject to the non-competition provision set forth in this Section 9 without any payment of additional salary to Employee.

      10. Injunctive Relief. The parties agree that monetary damages will not be an adequate remedy in the event of any breach of Section 8 or Section 9 of this Agreement. Accordingly, in addition to any claim for damages, the parties agree that the Company shall have the right to seek and obtain injunctive or other equitable relief in the event of any breach or threatened breach of the provisions of Section 8 or Section 9 hereof.

      11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Dakota.

      12. Notices. All notices or communications given under this Employment Agreement by one party to the other shall be in writing and shall be deemed to have been given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:




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      If to the Company:

             Dakotah, Incorporated
             North Park Lane
             Webster, SD  57274
             Attn:  Vice Chairman

      If to Employee:

             William Retterath
             RR 1 Box 81 C
             Webster, SD  57274

or to such other addresses as may be communicated in writing by either party to the other.

      13. Partial Invalidity. In the event that any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect.

      14. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and shall not be amended except in a writing signed by both parties.

      15. Survival of Provisions. The provisions contained in Sections 8 and 9 of this Agreement shall survive the Term and any termination of the other portions of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               DAKOTAH, INCORPORATED

                                               By:

                                               Printed Name:


                                               Title:

                                               WILLIAM RETTERATH, Employee




                                               WILLIAM RETTERATH